UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 16, 2012

INTERACTIVE BROKERS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33440	30-0390693
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Pickwick Plaza, Greenwich, CT 06830
(Address of Principal Executive Offices) (Zip Code)

(203) 618-5800
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Interactive Brokers Group, Inc. (the “Company”) received a letter from the NASDAQ staff notifying the Company that it is non-compliant with NASDAQ Listing Rule 5250(c)(1) because its Quarterly Report on Form 10-Q for the period ended June 30, 2012 was not filed on a timely basis with the Securities and Exchange Commission (“SEC”) and has not yet been filed.

NASDAQ Listing Rule 5250(c)(1) requires the Company to timely file all required periodic financial reports with the SEC. Pursuant to NASDAQ Rules and in connection with the delinquent filing of its Form 10-Q for the period ended March 31, 2012, the Company submitted a plan, including a request to extend the remediation date until September 27, 2012, to regain compliance to NASDAQ, which plan was accepted by NASDAQ.

As reported in the Company’s Form 8-K, filed on August 15, 2012, after consideration of guidance received from the SEC as to whether noncontrolling interests in IBG LLC attributable to IBG Holdings LLC should be accounted for and reported as temporary or permanent equity in the Company’s consolidated financial statements, the Company has concluded that such noncontrolling interests should be reported as temporary equity for periods prior to June 6, 2012 and as permanent equity for periods after June 6, 2012. As also reported in the August 15, 2012 Form 8-K, certain prior period financial statements will be restated accordingly as soon as practicable and, concurrently with the filing of the restatements, the Company will file a Form 10-Q for the period ended June 30, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 17, 2012

INTERACTIVE BROKERS GROUP, INC.

By:	/s/Paul J. Brody
Name:	Paul J. Brody
Title:	Chief Financial Officer, Treasurer and Secretary